UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2006

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) At a special meeting in lieu of the 2006 annual meeting of shareholders held on November 13, 2006, the shareholders of Mercury Computer Systems, Inc. (the “Company”) approved an amendment and restatement of the Company’s 1997 Employee Stock Purchase Plan (as amended and restated, the “ESPP”).

A summary of the material terms and conditions of the ESPP is set forth in the Company’s definitive Proxy Statement dated October 16, 2006 (the “Proxy Statement”), filed with the Securities and Exchange Commission on October 16, 2006, under the caption “Proposal 2: Approval of Amendment and Restatement of our 1997 Employee Stock Purchase Plan.” Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the ESPP filed as Exhibit 10.1 to this Current Report on Form 8-K.

(f) Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Mercury Computer Systems, Inc. 1997 Employee Stock Purchase Plan, as amended and restated through November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC. (Registrant)

Date: November 15, 2006	By:	/s/ Robert E. Hult
Robert E. Hult Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mercury Computer Systems, Inc. 1997 Employee Stock Purchase Plan, as amended and restated through November 13, 2006.